Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Brek Energy Corporation (formerly First Ecom.com, Inc.) on Form S-8 of our report for Gasco Energy, Inc. dated March 15, 2002, appearing in the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001.


Deloitte & Touche, LLP
Denver, Colorado
July 8, 2002